                                                                    EXHIBIT 99.1

Wyndham International
Employee Savings and
Retirement Plan
Financial Statements and
Supplemental Schedules
December 31, 2000 and 1999

Wyndham International
Employee Savings and Retirement Plan
Index
--------------------------------------------------------------------------------

                                                                                 Page
Financial Statements:

  Report of Independent Accountants                                                 1

  Statements of Net Assets Available for Benefits                                   2

  Statements of Changes in Net Assets Available for Benefits                        3

  Notes to Financial Statements                                                  4-10

Supplemental Schedules*:

  Schedule I - Schedule of Assets Held for Investment Purposes at End of Year   11-12

  Schedule II - Schedule of Nonexempt Transactions                                 13

* Other supplemental schedules required by Section 2520-103.1 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

                       Report of Independent Accountants

To the Participants and Administrator of the Wyndham International Employee Savings and Retirement Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Wyndham International Employee Savings and Retirement Plan (the "Plan") at December 31, 2000 and 1999, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes at end of year and nonexempt transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

As discussed in Notes 7 and 12, nonexempt transactions occurred during 2001 and 2000. Management's evaluation of these matters and its plans for corrective actions are also described in Notes 7 and 12.

As discussed in Note 11, assets of several plans were merged into the Plan during 2000.


June 18, 2001

Wyndham International
Employee Savings and Retirement Plan
Statements of Net Assets Available for Benefits
--------------------------------------------------------------------------------

                                                        December 31,
                                                2000                  1999

Assets

Investments, at fair value               $     77,286,492    $       69,629,983

Receivables:
   Employer contributions                          94,658               232,411
   Employer contributions                         339,686               649,595
   Participant notes                            2,985,868             2,388,925
                                         ----------------    ------------------

                                                3,420,212             3,270,931
                                         ----------------    ------------------
Net assets available for benefits        $     80,706,704    $       72,900,914
                                         ================    ==================

  The accompanying notes are an integral part of these financial statements.

Wyndham International
Employee Savings and Retirement Plan
Statements of Net Assets Available for Benefits
--------------------------------------------------------------------------------

                                                                                               Years Ended
                                                                                              December 31,
                                                                                     2000                     1999
Additions to net assets attributed to:
  Investment income:
     Interest                                                                   $         1,641,557     $         1,180,923
     Dividends                                                                              952,909                 561,022
     Net (depreciation) appreciation in fair value of investments                        (6,219,613)              3,741,550
                                                                                -------------------     -------------------
                                                                                         (3,625,147)              5,483,495
                                                                                -------------------     -------------------
  Contributions:
     Employer                                                                             4,065,550               4,100,794
     Employee                                                                            16,332,162              15,411,022
                                                                                -------------------     -------------------
                                                                                         20,397,712              19,511,816
  Transfer from affiliated plan                                                                   -               7,346,043
                                                                                -------------------     -------------------
Total additions                                                                          16,772,565              32,341,354

Deductions from net assets attributed to:
  Benefit payments                                                                        9,844,449               8,117,088
  Transaction charge                                                                        178,245                 123,458
  Participant notes receivable terminated due to withdrawal of participant                  706,493                 240,742
                                                                                -------------------     -------------------
Total deductions                                                                         10,729,187               8,481,288
Change in forfeiture reserve, net                                                          (182,432)               (274,186)
                                                                                -------------------     -------------------
Net increase prior to plan merger                                                         5,860,946              23,585,880
Transfer of assets due to plan merger                                                     1,944,844               1,658,168
                                                                                -------------------     -------------------
Net increase                                                                              7,805,790              25,244,048
Net assets available for benefits at beginning of year                                   72,900,914              47,656,866
                                                                                -------------------     -------------------
Net assets available for benefits at end of year                                $        80,706,704     $       $72,900,914
                                                                                ===================     ===================

  The accompanying notes are an integral part of these financial statements.

Wyndham International
Employee Savings and Retirement Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

1.   Description of Plan

     The following description of the Wyndham International Employee Savings and Retirement Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     General

     The Plan is a defined contribution plan established effective March 1, 1991 and most recently amended effective December 15, 2000. Non-union employees of Wyndham International, Inc. and its affiliates (collectively, the "Company") become eligible to participate upon completing 1 year of service and attaining the age of 21. Certain union employees are eligible to participate in the Plan via specific bargaining agreements with the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     Contributions

     Participants may contribute an amount equal to not less than 1 percent nor more than 15 percent of their compensation for the contribution period. Participants direct the investment of their contributions into various investment options offered by the Plan. The Plan currently offers a general account, 6 pooled separate accounts, 2 mutual funds and a Company stock as investment options for participants. Participant contributions are recorded in the period during which the Company makes payroll deductions from the participant's earnings.

     The Company will make a matching contribution in an amount equal to $.50 for each $1.00 contributed by a participant, up to a maximum of 4 percent of the participant's compensation. The Company will make discretionary matching contributions and may make non-elective contributions in amounts to be determined by management. Matching Company contributions are recorded each pay period. Discretionary matching and non-elective contributions, if any, are recorded when authorized and issued.

     Effective April 1, 2000, the CIGNA Charter Foreign Stock II Fund, the CIGNA Charter Small Company Stock - Value I Fund and the CIGNA INVESCO Dynamics Fund were added as investment options. Effective November 1, 1999, the CIGNA Charter Guaranteed Short-Term Account, the Dreyfus Premier GNMA Fund, the Dreyfus Commonstock Partners Cap Value Fund, the Dreyfus Premier Value Fund, the Dreyfus General Money Market Fund and the Dreyfus Appreciation Fund were eliminated as investment options.

     Participant Accounts

     Each participant's account is credited with the participant's contribution and allocation of the Company's contribution and Plan earnings. Earnings are allocated by fund based on the ratio of a participant's account invested in a particular fund to all participant's investments in that fund. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Wyndham International
Employee Savings and Retirement Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

     Vesting

     Participants are immediately vested in their own voluntary contributions plus actual earnings thereon. The balance of vesting in the participants' accounts is based on years of service. A participant becomes 20 percent vested after one year of service, 40 percent vested after two years of service, 60 percent vested after three years of service, 80 percent vested after four years of service and 100 percent vested after five years of service. However, if an active participant dies prior to attaining the normal retirement age, the participant's account becomes 100 percent vested.

     Benefit Payments

     On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of the vested portion of his or her account, a distribution in the form of Company stock, or a combination of both. Additionally, participants from certain merged plans also have an annuity option. Distributions are subject to the applicable provisions of the Plan agreement. Benefit claims are recorded as expenses when they have been approved for payment and paid by the Plan.

     Participant Notes Receivable

     Participants may borrow up to a maximum of $50,000 or 50 percent of the vested portion of his or her account balance, whichever is less. Loans are treated as a transfer to/from the investment fund from/to Participant Notes Receivable. A loan is secured by the balance in the participant's account and bears interest at a rate commensurate with market rates for similar loans, as defined (8.00% to 11.00% and 7.50% to 11.00% for the years ended December 31, 2000 and 1999, respectively).

     Cash Equivalents

     Contributions received prior to year end awaiting investment in the appropriate investment option at December 31, are invested in the CIGNA Charter Guaranteed Short-Term Account, which is stated at fair value.

2.   Summary of Accounting Policies

     Method of Accounting

     The Plan's financial statements are prepared on the accrual basis of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein. Actual results could differ from those estimates.

     During the year ended December 31, 1999 the Plan adopted AICPA Statement of Position 99-3, "Accounting for and Reporting of Certain Defined Contribution Plan Investments and Other Disclosure Matters."

Wyndham International
Employee Savings and Retirement Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

     Investment Valuation

     Investments in the general account are non-fully benefit responsive and are stated at fair value. Investments in pooled separate accounts are stated at fair value, as determined by the unit value reported by Connecticut General Life Insurance Company ("CG Life"). Participant notes receivable are valued at cost which approximates fair value. The mutual funds and Company stock are valued at their quoted market price.

     During 1999, participants holding Wyndham International, Inc. stock were given the option to purchase rights in Wyndham International, Inc. Convertible Preferred Stock. These rights were a one-time option and currently cannot be purchased or sold. The rights are not publicly traded and as such, the Plan is valuing them at cost.

3.   Investments

     The following presents investments that represent 5 percent or more of the Plan's net assets.

                                                                                December 31,
                                                                          2000                 1999
     CIGNA Charter Guaranteed Long-Term Account                         $25,614,295          $22,746,209
      interest rates, 6.05%; 6.00%
     CIGNA Fidelity Puritan Fund                                         10,268,839            8,696,908
      units, 308,466; 279,553
     CIGNA Fidelity Advisor Growth Opportunities Fund                    18,336,895           22,443,337
      units, 283,020; 282,590
     Franklin Mutual Qualified Fund                                       6,526,485            4,477,721
      shares, 394,111; 265,425
     Franklin Small Cap Growth Fund                                      10,637,226            8,973,969
      shares, 270,461; 203,353

Wyndham International
Employee Savings and Retirement Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

     Investment Performance

     During the years ended December 31, 2000 and 1999, the Plan's investments (including interest, dividends, realized gains and losses on investments bought and sold and unrealized gains and losses on investments held during the year) (depreciated) appreciated in value as follows:

                                                                                               Years Ended
                                                                                               December 31,
                                                                                      2000                  1999
     General Accounts:
          CIGNA Charter Guaranteed Long-Term Account                           $       1,441,072     $          933,545
          CIGNA Charter Guaranteed Short-Term Account                                          -                103,883
                                                                               -----------------     ------------------
                                                                                       1,441,072              1,037,428

     Pooled Separate Accounts:
          CIGNA Charter Foreign Stock II Fund                                            (13,543)                     -
          CIGNA Charter Large Company Stock Index Fund                                  (137,580)                17,917
          CIGNA Charter Small Company Stock - Value I Fund                                37,973                      -
          CIGNA Fidelity Puritan Fund                                                    703,368                146,427
          CIGNA Fidelity Advisor Growth Opportunities Fund                            (4,062,224)               731,026
          CIGNA INVESCO Dynamics Fund                                                   (150,678)                     -
                                                                               -----------------     ------------------
                                                                                      (3,622,684)               895,370

     Mutual Funds:
          Franklin Mutual Qualified Fund                                                 762,531                345,470
          Franklin Small Cap Growth Fund                                              (1,433,436)             4,090,450
          Dreyfus Premier GNMA Fund                                                            -                  1,183
          Dreyfus Commonstock Partners Cap Value Fund                                          -                   (524)
          Dreyfus Premier Value Fund                                                           -                     61
          Dreyfus General Money Market Fund                                                    -                      1
          Dreyfus Appreciation Fund                                                            -                  3,788
                                                                               -----------------     ------------------
                                                                                        (670,905)             4,440,429

     Common Stock:
           Wyndham International, Inc. Common Stock                                     (973,115)            (1,030,394)

     Participant Notes Receivable                                                        200,485                140,662
                                                                               -----------------     ------------------

           Net (decrease) increase                                             $      (3,625,147)    $        5,483,495
                                                                               =================     ==================

Wyndham International
Employee Savings and Retirement Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

4.   Investment Contracts with Insurance Company

     The Plan participates in a contract with CG Life via investments in the CIGNA Charter Guaranteed Long-Term Account. CG Life commingles the assets of this investment with other assets. For the Plan's investment in the CIGNA Charter Guaranteed Long-Term Account the Plan is credited with interest at the rates specified in the contract which was 6.05% and 6.00% for the years ended December 31, 2000 and 1999, respectively, net of asset charges. CG Life prospectively guaranteed the interest rates credited for the CIGNA Charter Guaranteed Long-Term Account for six months. The Plan formerly invested in the CIGNA Charter Short-Term Account. For this account, the Plan was credited with interest at a yield which averaged 3.80% for the year ended December 31, 1999, net of asset charges. As discussed in Note 2, the CIGNA Charter Guaranteed Long-Term Account and CIGNA Charter Guaranteed Short-Term Account are included in the financial statements at fair value which, principally because of the periodic rate reset process, approximates contract value.

     As discussed in Note 1, effective November 1, 1999, the CIGNA Charter Guaranteed Short-Term Account was eliminated as an investment option. Remaining balances in this account were transferred to the CIGNA Charter Guaranteed Long-Term Account.

5.   Related-Party Transactions

     Plan assets include investments in funds managed by CG Life, a wholly-owned subsidiary of CIGNA. CG Life is the Plan's trustee and as such, transactions with the trustee qualify as party-in-interest transactions. Personnel and facilities of the Company have been used to perform administrative functions for the Plan at no charge to the Plan. The Plan holds shares of Wyndham International, Inc., the Plan sponsor, and mutual funds offered by Franklin Templeton, an investment services provider, therefore both qualify as parties-in-interest.

6.   Plan Termination

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

Wyndham International
Employee Savings and Retirement Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

7.   Tax Status

     The Internal Revenue Service has determined and informed the Company by a letter dated January 13, 1998, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan has been amended since receiving the determination letter, however, the Plan's administrator and tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

     Management has determined that nonexempt transactions occurred during 2000 and 1999. These violations involved the submission of employee contributions to the Plan later than the 15th business day following the end of the month in which amounts were withheld from compensation. Plan participants' accounts were credited with retroactive earnings on the late amounts. Management believes that the transactions should not affect the tax-qualified status of the Plan.

     During 1999, the Company filed an application with the Department of Labor for exemption of a prohibited transaction in connection with the offering of rights issued to the Plan for the Wyndham International, Inc. Common Stock. The Plan's administrator and tax counsel anticipate a favorable outcome. Therefore, no provision for income taxes has been included in the Plan's financial statements.

8.   Reconciliation of Plan Financial Statements to the Form 5500

     The Annual Return/Report of Employee Benefit Plan (the "Form 5500") is prepared on the modified cash basis. Accordingly, certain balances included on Schedule H (Part I and II) of the Form 5500 differ from those included in these financial statements. Contributions in the statement of changes in net assets available for benefits differ from contributions in the Form 5500 by the amount of contributions accrued at December 31. Participant notes receivable in the statement of net assets available for benefits differ from participants notes receivable in the Form 5500 by the amount of loans in default at December 31, 1999. The ending net asset balances are reconciled as follows:

                                                                                           December 31,
                                                                                     2000                 1999
           Net assets, reflected on Form 5500                                $      80,272,360    $      71,936,165
           Add: Employer contributions receivable                                       94,658              232,411
                Employee contributions receivable                                      339,686              649,595
                Loans in default                                                             -               82,743
                                                                             -----------------    -----------------
           Net assets, reflected in the financial statements                 $      80,706,704    $      72,900,914
                                                                             =================    =================

Wyndham International
Employee Savings and Retirement Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

9.   Forfeitures

     The net change in forfeiture reserve represents the net change in the available forfeiture reserve balance from the prior year plus the current year forfeitures generated. Forfeitures result from nonvested Company contributions remaining in the Plan for all terminated employees. Upon reaching the break-in-service requirement, as defined in the Plan agreement, forfeitures generated are added to the forfeiture reserve balance. The forfeiture reserve of $365,293 and $491,841 at December 31, 2000 and 1999, respectively, is included in the CIGNA Charter Guaranteed Long-Term Account and is available to offset contributions or pay Plan expenses, which would be otherwise payable by the Company, in accordance with the Plan agreement. In 2000 and 1999 Company cash contributions were offset by $68,779 and $51,355, respectively, from forfeited nonvested accounts.

10.  Transfer From Affiliated Plan

     In 1999, certain employees and their participant balances were transferred from an affiliated plan to the Plan.

11.  Transfer of Assets

     As a result of a significant number of acquisitions and contractual obligations to manage hotels, the assets of several plans were merged into the Plan during 2000 and 1999. Effected participants became eligible to participate in the Plan subject to the provisions of the Plan agreement.

12.  Subsequent Events

     Management has determined that nonexempt transactions have occurred subsequent to year end. These violations involved the submission of employee contributions to the Plan later than the 15th business day following the end of the month in which amounts were withheld from compensation. Management is pursuing the necessary corrective actions to ensure the continued tax-qualified status of the Plan.

Wyndham International                                    Supplemental Schedule
Employee Savings and Retirement Plan                                Schedule I
Schedule H (Part IV) Foarm 5500 - Schedule of Assets Held for Investment
  Purposes at End of Year
December 31, 2000
--------------------------------------------------------------------------------

     (a)            (b)                                 (c)                                               (e)
                                         Description of investment including
          Identity of issue, borrower,     maturity date, rate if interest,            (d)              Current
             lessor, or similar party     collateral, par or maturity value            Cost              Value
     *    Connecticut General Life       CIGNA Charter Guaranteed Long-Term            N/A**          $25,614,295
          Insurance Company              Account

     *    Connecticut General Life       CIGNA Charter Foreign Stock II Fund           N/A**              256,701
          Insurance Company

     *    Connecticut General Life       CIGNA Charter Large Company Stock             N/A**            1,636,359
          Insurance Company              Index Fund

     *    Connecticut General Life       CIGNA Charter Small Company Stock -           N/A**              371,127
          Insurance Company              Value I Fund

     *    Connecticut General Life       CIGNA Fidelity Puritan Fund                   N/A**           10,268,839
          Insurance Company

     *    Connecticut General Life       CIGNA Fidelity Advisor Growth                 N/A**           18,336,895
          Insurance Company              Opportunities Fund

     *    Connecticut General Life       CIGNA INVESCO Dynamics Fund                   N/A**            1,198,875
          Insurance Company

     *    Franklin Templeton             Franklin Mutual Qualified Fund                N/A**            6,526,485
          Mutual Funds

     *    Franklin Templeton             Franklin Small Cap Growth Fund                N/A**           10,637,226
          Mutual Funds

* Indicates an identified person known to be a party-in-interest to the Plan.

** Cost information has been omitted for participant directed investments.

Wyndham International                                    Supplemental Schedule
Employee Savings and Retirement Plan                                Schedule I
Schedule H (Part IV) Foarm 5500 - Schedule of Assets Held for Investment
  Purposes at End of Year
December 31, 2000                                                    (continued)
--------------------------------------------------------------------------------

                                                            (c)
                      (b)                   Description of investment including                              (e)
          Identity of issue, borrower,         maturity date, rate if interest,              (d)           Current
     (a)    lessor, or similar party           collateral, par or maturity value            Cost             Value
     *    National Financial                Wyndham International, Inc.                     N/A**         $2,407,154
          Services Corporation              Common Stock

     *    National Financial                Wyndham International, Inc.                     N/A**             17,209
          Services Corporation              Convertible Preferred Stock Rights

     *    Plan Participants                 Participant Notes Receivable                    N/A**          2,985,868

     *    Connecticut General Life          Cash Equivalents (CIGNA Charter                 N/A**             15,327
          Insurance Company                 Guaranteed Short-Term Account)

* Indicates an identified person known to be a party-in-interest to the Plan.

** Cost information has been omitted for participant directed investments.

Wyndham International                                     Supplemental Schedule
Employee Savings and Retirement Plan                                Schedule II
Schedule G (Part III) Form 5500 - Schedule of Nonexempt Transactions
December 31, 2000
--------------------------------------------------------------------------------

                                                                                                (g)
                                              (c)                                            Expenses                        (j)
                       (b)               Description of                                      incurred                     Net gain
                  Relationship       transactions including                                     in                 (i)    or (loss)
      (a)       to plan, employer,   maturity date, rate of          (d)      (e)     (f)   connection    (h)    Current     on
  Identity of  or other party-in-  interest, collateral, par      Purchase  Selling  Lease     with     Cost of value of    each
party involved      interest         or maturity value              price    price  rental transaction   asset    asset  transaction
Company           Employer         Failure to remit January 2000   $ 70,848   N/A      N/A        N/A  $ 70,848  $ 70,848         -*
                                   employee contributions to the
                                   trust on a timely basis**

Company           Employer         Failure to remit February 2000    54,107   N/A      N/A        N/A    54,107    54,107         -*
                                   employee contributions to the
                                   trust on a timely basis**

Company           Employer         Failure to remit March 2000       56,625   N/A      N/A        N/A    56,625    56,625         -*
                                   employee contributions to the
                                   trust on a timely basis**

Company           Employer         Failure to remit April 2000       91,811   N/A      N/A        N/A    91,811    91,811         -*
                                   employee contributions to the
                                   trust on a timely basis**

Company           Employer         Failure to remit May 2000         47,149   N/A      N/A        N/A    47,149    47,149         -*
                                   employee contributions to the
                                   trust on a timely basis**

Company           Employer         Failure to remit June 2000        42,411   N/A      N/A        N/A    42,411    42,411         -*
                                   employee contributions to the
                                   trust on a timely basis**

Company           Employer         Failure to remit July 2000        42,955   N/A      N/A        N/A    42,955    42,955         -*
                                   employee contributions to the
                                   trust on a timely basis**

Company           Employer         Failure to remit August 2000      21,426   N/A      N/A        N/A    21,426    21,426         -*
                                   employee contributions to the
                                   trust on a timely basis**

Company           Employer         Failure to remit September 2000   11,837   N/A      N/A        N/A    11,837    11,837         -*
                                   employee contributions to the
                                   trust on a timely basis**

Company           Employer         Failure to remit October 2000    174,255   N/A      N/A        N/A   174,255   174,255         -*
                                   employee contributions to the
                                   trust on a timely basis**

Company           Employer         Failure to remit November 2000    23,439   N/A      N/A        N/A    23,439    23,439         -*
                                   employee contributions to the
                                   trust on a timely basis**

Company           Employer         Failure to remit December 2000     9,860   N/A      N/A        N/A     9,860     9,860         -*
                                   employee contributions to the
                                   trust on a timely basis**

* Department of Labor Reg. 2510.3-102 requires that employee contributions be submitted to the Plan no later than 15 business days following the end of the month in which amounts were withheld from compensation. Failure to remit employee contributions into the Plan on a timely basis is considered a nonexempt transaction with a party-in-interest. Management believes that these transactions should not affect the tax-qualified status of the Plan as all such required payments were subsequently paid upon discovery. Therefore, no provision for income taxes has been included in the Plan's financial statements.

** Amounts represent an accumulation of monthly payroll contributions which were remitted late.